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Prospectus Supplement No. 1                    Filed Pursuant to Rule 424(b)(3)
Dated April 19, 2001                            Registration File No. 333-34162
(to Prospectus dated April 18, 2000)





                                      LOGO
                                    PEGASUS
                                 COMMUNICATIONS



                       PEGASUS COMMUNICATIONS CORPORATION

                Class A Common Stock and Non-Voting Common Stock

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         This Supplement No. 1 amends and supplements the prospectus dated April
18, 2000, relating to the offer and sale from time to time of up to $250,000,000 in the aggregate of Pegasus Communications Corporation's Class A common stock and non-voting common stock.

         The list of documents incorporated by reference into the prospectus appearing in the fourth paragraph under the heading Where You Can Find Additional Information on page -ii- of the prospectus is hereby amended and restated to include only the following items:

         o Pegasus Satellite Communications, Inc.'s Annual Report on Form 10-K filed with the SEC on April 2, 2001 for the fiscal year ended December 31, 2000 (as amended by Form 10-K/A filed with the SEC on April 4, 2001);

         o Pegasus Communications Corporation's Current Reports on Form 8-K filed with the SEC on March 19, 2001, filed with the SEC on February 27, 2001, filed with the SEC on February 23, 2001, filed with the SEC on February 16, 2001, and filed with the SEC on February 8, 2001;

         o The sections entitled "Golden Sky Holdings, Inc." and "Pegasus Communications Corporation Pro Forma Consolidated Financial Information (unaudited)" beginning on pages F-25 and F-59, respectively of the proxy statement prospectus contained in Pegasus Satellite Communications, Inc.'s Registration Statement on Form S-4 (File No. 333-31080); and

         o The description of Class A common stock contained in Pegasus Satellite Communications, Inc.'s Registration Statement on Form 8-A (File No. 0-21389) filed with the SEC on September 18, 1996, including any amendments or reports filed for the purpose of updating such description.

         We are incorporating by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 until we terminate this offering.

Dated as of: April 19, 2001.